UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:  (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On February 15, 2018, Starwood Property Trust, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”), effective as of December 28, 2017, to the Management Agreement dated as of August 17, 2009 (as previously amended by Amendment No. 1 thereto, dated as of May 7, 2012, Amendment No. 2 thereto, dated as of December 4, 2014, and Amendment No. 3 thereto, dated as of August 4, 2016, the “Management Agreement”), between the Company and SPT Management, LLC (the “Manager”). Pursuant to the terms of the Management Agreement, the Manager provides the day-to-day management of the Company’s operations.

Pursuant to the Amendment, the definitions of “Equity”, “Core Earnings” and “Incentive Compensation” were amended primarily to address the treatment of equity securities issued by subsidiaries of the Company in exchange for properties or interests therein, including the Class A Units issued in connection with the acquisition of the DownREIT Portfolio (as each term is defined in Item 3.02 below), and to make certain related changes. The definition of “Incentive Compensation” was also amended to clarify that the calculation applies to acquisitions in exchange for shares of common stock of the Company in addition to issuances of common stock of the Company in connection with public offerings. The definitions, as amended, are reflected below (with additions to the definitions reflected as double underlined text and deletions reflected as strikethrough text):

“Equity” means (a) the sum of (1) the net proceeds from all issuances of the Company’s equity securities (or, without duplication, equity securities of Subsidiaries issued in exchange for properties or interests therein) since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (2) the Company’s retained earnings (and, to the extent deducted from the Company’s retained earnings, distributions payable with respect to equity securities of Subsidiaries issued in exchange for properties or interests therein) at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company or any of its Subsidiaries has paid to repurchase the Company’s Common Stock since inception. Equity excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Manager and the Independent Directors and approval by a majority of the Independent Directors. The amount of net proceeds received shall be subject to the determination of the Board of Directors to the extent such proceeds are other than cash or marketable securities or if the applicable equity was not issued based on a formula calculated relative to the trading price of shares of Common Stock.

“Core Earnings” means ~~the~~ net income (loss), computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) the Incentive Compensation, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, (vi) to the extent deducted from net income (loss), distributions payable with respect to equity securities of Subsidiaries issued in exchange for properties or interests therein and (vii) certain non-cash adjustments, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors.

“Incentive Compensation” means the incentive management fee calculated and payable with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of the Common Stock of all of the Company’s public offerings of Common Stock and acquisitions in exchange for Common Stock (and, without duplication, issue price per equity security of Subsidiaries issued in exchange for properties or interests therein) multiplied by the weighted average number of shares of Common Stock (and, without duplication, equity securities of Subsidiaries issued in exchange for properties or interests therein) outstanding (including, for the avoidance of doubt, any restricted shares of Common Stock, restricted stock units or any shares of Common Stock underlying other awards granted under one or more of the Company’s Equity Incentive Plans) in the previous 12-month period and (B) 8%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that (1) no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero and (2) for purposes of clause (1)(a)(ii)(A) above, on and after January 31, 2014, the computation of the weighted average issue price per share of the Common Stock shall be decreased to give effect to the book value per share on January 31, 2014 of the assets of the Company’s formerly wholly-owned subsidiary, Starwood Waypoint Residential Trust, which was spun-off on January 31, 2014, and the computation of the average number of shares of Common Stock outstanding shall be decreased by the weighted-average number of shares of Starwood Waypoint Residential Trust distributed in the spin-off on January 31, 2014. The issue price per share of Common Stock (or equity security of a Subsidiary) shall be subject to the determination of the Board of Directors to the extent such Common Stock (or equity security of a Subsidiary) is issued in exchange for consideration other than cash or marketable securities or if the Common Stock (or equity security of a Subsidiary) was not issued based on a formula calculated relative to the trading price of shares of Common Stock.

The Amendment is effective as of December 28, 2017, which is the date of the closing of the first phase of the DownREIT Portfolio.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.  Unregistered Sale of Equity Securities.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 4, 2018 (the “Prior Form 8-K”), in December 2017, the Company entered into a definitive agreement to acquire a portfolio of institutional-quality affordable multifamily properties located in Florida (the “DownREIT Portfolio”). The DownREIT Portfolio is comprised of an aggregate of 27 properties (excluding one property subsequently removed from the transaction) with 6,109 units, and is being acquired for approximately $595 million with a combination of the issuance of Class A Units by SPT Dolphin Intermediate LLC (“SPT Dolphin”), a recently-formed subsidiary of the Company, cash and debt financing. As disclosed in the Prior Form 8-K, the first phase of the transaction, representing eight properties with 1,740 units, closed on December 28, 2017.

The second phase of the transaction, representing four properties with 1,004 units, closed on February 15, 2018. In connection with the closing of the second phase, on February 15, 2018, among other consideration, the third-party contributors of the properties and certain direct and indirect owners thereof (the “Class A Unitholders”) received 2,051,994 Class A units of limited liability company interests in SPT Dolphin (the “Class A Units”), and the right to receive an additional 382,264 Class A Units if certain contingent events occur, with a value of $20.6675 per Class A Unit (which value was determined based on the average of the daily closing prices of the Company’s common stock over the 20 consecutive trading days ending on the fifth business day before the closing date).

Subsequent to a lock-up period, Class A Unitholders will have the right to cause SPT Dolphin to redeem their Class A Units for cash (based on the then-current price of a share of the Company’s common stock), or, in the sole discretion of SPT Dolphin’s managing member (which is a wholly-owned subsidiary of the Company), shares of the Company’s common stock on a one-for-one basis, subject to certain anti-dilution adjustments. In connection with the issuance of the Class A Units, the Class A Unitholders (and their permissible assignees and transferees) received certain registration rights with respect to the shares of the Company’s common stock, if any, issued upon the redemption of Class A Units.

The Company expects to complete the remaining phases of the transaction by the end of the second quarter of 2018; however, there can be no assurance that the remaining phases will close within the contemplated timeframe or at all.

The Class A Units have been issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1

Amendment No. 4, dated February 15, 2018 and effective as of December 28, 2017, to Management Agreement, dated August 17, 2009, as amended, between Starwood Property Trust, Inc. and SPT Management, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2018	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel